SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009 (February 16, 2009)

U-STORE-IT TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 E. Swedesford Road, Suite 3000
Wayne, PA		19087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 293-5700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) The Company announced the appointment of Jeffrey P. Foster as Senior Vice President and Chief Legal Officer, effective February 16, 2009.

Mr. Foster, age 39, previously served as Senior Vice President and Associate General Counsel for the Gramercy Realty division of Gramercy Capital Corp (NYSE:GKK) and its predecessor, American Financial Realty Trust since April, 2003.  Gramercy Realty is a real estate investment trust with an office and bank retail property portfolio of approximately 28 million square feet in thirty eight states and the District of Columbia.  Prior to joining Gramercy, Mr. Foster was a member of the real estate practice group of Morgan, Lewis and Bockius, LLP, an international law firm based in Philadelphia, Pennsylvania.

On February 19, 2009, the Company issued a press release announcing Mr. Foster’s appointment to the Company.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Not applicable.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-STORE-IT TRUST

Date: February 19, 2009	By:	/s Timothy M. Martin
Timothy M. Martin
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 19, 2009